                                    EXHIBIT 7

                    LIST OF EXECUTIVE OFFICERS AND DIRECTORS
                     OF CAPITAL INTERNATIONAL ASIA CDPQ INC.

DIRECTORS                 BUSINESS ADDRESS                              PRINCIPAL OCCUPATION
Claude Seguin             Caisse de depot et placement du               President , CDP Private Equity and
                          Quebec 1981, avenue McGill College            Executive Vice-President, CDP group
                          Montreal (Quebec) Canada H3A 3C7


Ginette Depelteau         Caisse de depot et placement du Quebec        Vice-President and Corporate
                          1981, avenue McGill College                   Secretary
                          Montreal (Quebec) Canada H3A 3C7


OFFICERS                  BUSINESS ADDRESS                              PRINCIPAL OCCUPATION
Claude Seguin             Capital International Asia CDPQ  inc.         President
                          1981, avenue McGill College
                          Montreal (Quebec) Canada H3A 3C7

Ginette Depelteau         Capital International Asia CDPQ inc.          Corporate Secretary
                          1981, avenue McGill College
                          Montreal (Quebec) Canada H3A 3C7